UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): November 21, 2005

                         ADDISON-DAVIS DIAGNOSTICS, INC.
               (Exact name of registrant as specified in charter)



          Delaware                     000-25022                  800103134
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


               143 Triunfo Canyon Road Westlake Village, CA 91361
       Registrant's telephone number, including area code: (805) 494-7838

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
              1065 Avenue of the Americas New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 21, 2005, Edward W. Withrow, III resigned as our Chief Executive Officer, President, Treasurer, Chief Financial Officer and Director. There was no disagreement or dispute between Mr. Withrow and our company which led to his resignation.

Effective November 21, 2005, our Board of Directors appointed Charles Miseroy as our Chief Executive Officer and Federico Cabo as a Director of our company. There are no understandings or arrangements between Messrs. Miseroy and Cabo and any other person pursuant to which Messrs. Miseroy and Cabo was selected as Chief Executive Officer and Director, respectively. Messrs. Miseroy and Cabo do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Miseroy brings to our company nearly forty years of international financial and executive expertise and experience. From 1986 to the present, Mr. Miseroy has been a business and tax consultant to a variety of small to medium size companies, including First Gargo Net Inc. in Los Angeles, California and from 2000 to the present, the Administrator for the Heard Family Trust in Pasadena, California. From 1979 to 1985 he served as Chief Financial Officer and Executive Vice President of N.I.D.C., (National Investment Development Corporation) located in Los Angeles, California, a major syndication and multi-dwelling residential development company. His background includes a six-year tenure with Price Waterhouse & Co. in The Hague, Netherlands as a Chartered Accountant.

In 1970, Mr. Cabo began his series of entreprenureal successes by founding Cabo Distributing Co., a beer, wine and spirits distribution company, which through his leadership became the leader in sales of Mexican beer brands which included Corona, Carta Blanca, Dos Equis, Bohemia, Pacifico and others. He sold the company in 1998 when annual sales had reached $20 million. He then transitioned from distribution to production and in February 1998 co-founded American Craft Brewing Co. (Ambrew), where he served as Director and was majority shareholder of this public company. In June 1998, he also founded Fabrica de Tequilas Finos S.A., a tequila distilling company located in Tequila, Jalisco, Mexico, selling premium tequila to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo served as President of this company from inception to the present date. In August 1998, he expanded his activity in production and distribution by serving as Director and President of Cerveceria Mexicana S.A. de C.V., the 3rd largest brewery in Mexico, which was sold to Coors Brewing Co. in May 2000. From May 2000 to September 2004, Mr. Cabo continued his service as president of Fabrica de Tequilas Finos S.A., a tequila distributing company selling to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo graduated as a Civil Engineer from the Universidad Nacional Autonoma De Mexico (UNAM) in 1967, and was employed through 1969 as a Special Applications Engineer at ITT Barton, a liquid gas level and gas flow instrumentation company.

Item 9.01         Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.

            Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADDISON-DAVIS DIAGNOSTICS, INC.


Date: November 23, 2005            /s/ Fred De Luca
                                   ----------------
                                    Fred De Luca
                                    Secretary